UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2018

ROKU, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38211	26-2087865
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Winchester Circle Los Gatos, California		95032
(Address of Principal Executive Offices)		(Zip Code)

(408) 556-9040

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 24, 2018, Roku, Inc. (“Roku”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, Roku’s stockholders voted on two proposals, each of which is described in more detail in the definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 12, 2018. The following is a brief description of each matter voted on and the certified results, including the number of votes cast for and against each matter, and if applicable, the number of abstentions and broker non-votes with respect to each matter.

1. The Class I director nominee was elected to serve until Roku’s 2021 annual meeting of stockholders and until her successor is elected and qualified. The voting results were as follows:

Director Name:	Votes For	Votes Withheld	Broker Non-Votes	Percentage of Votes in Favor
Mai Fyfield	370,484,954	122,800	20,164,524	99.97%

2. Stockholders ratified the appointment of Deloitte & Touche LLP as Roku’s independent registered accounting firm for the fiscal year ending December 31, 2018. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes	Percentage of Votes in Favor
388,676,973	265,971	1,829,334	—	99.93%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Roku, Inc.

Dated: May 30, 2018
	By:	/s/ Steve Louden
Steve Louden
Chief Financial Officer